UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 11, 2013

Date of report (Date of earliest event reported)

LifeLock, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway

Suite 400

Tempe, Arizona 85281

(Address of Principal Executive Offices) (Zip Code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lavender Acquisition Corporation, a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), Lemon, Inc., a Delaware corporation (“Lemon”), and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the Securityholder Representative, pursuant to which Merger Sub was merged with and into Lemon on December 11, 2013 (the “Merger”). Following the Merger, the separate corporate existence of Merger Sub ceased and Lemon continued as the surviving corporation in the Merger.

Under the terms of the Merger Agreement, upon consummation of the Merger, all outstanding shares of capital stock and vested stock options of Lemon were cancelled and converted into the right to receive merger consideration with a value equal to approximately $42.6 million in cash, subject to certain customary adjustments. In addition, in connection with the transaction we have agreed to issue equity customary for a transaction of this size that will vest over the next three years.

Under the terms of the Merger Agreement, we assumed all unvested stock options of Lemon that were outstanding immediately prior to the effective time of the Merger. Such assumed stock options of Lemon are exercisable for shares of our common stock based on a formula set forth in the Merger Agreement.

The Merger Agreement contains other provisions, covenants, representations, and warranties made by us, Merger Sub, Lemon, and the Securityholder Representative that are typical in transactions of this size, type, and complexity.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01. The foregoing description of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Merger Agreement.

On December 12, 2013, we issued a press release announcing the closing of the Merger, which is attached hereto as Exhibit 99.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 of this Form 8-K, on December 11, 2013, we completed our acquisition of Lemon pursuant to the Merger Agreement. The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the Merger described in Item 1.01 of this Form 8-K, on December 11, 2013, we issued and sold an aggregate of 44,774 shares of our common stock to three former stockholders of Lemon, which shares will vest, and the forfeiture restrictions of such shares will lapse, over a period of three years. The shares were sold at a price equal to $16.953 per share. We issued such shares of our common stock in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The purchasers of the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All purchasers had adequate access to information about us.

Item 7.01.	Regulation FD Disclosure.

We are furnishing this Item 7.01 of this Form 8-K in connection with the disclosure of information during a conference call and webcast on December 12, 2013, discussing the closing of the Merger and matters related thereto. The script for the conference call and webcast is attached hereto as Exhibit 99.2 to this Form 8-K.

This information (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Item 7.01 of this Form 8-K will not be deemed an admission as the materiality of any information in this Item 7.01 of this Form 8-K that is required to be disclosed solely by Regulation FD.

The text included with this Item 7.01 of this Form 8-K and the replay of the conference call and webcast on December 12, 2013 will be available on our website located at www.lifelock.com for seven days, beginning two hours after the conference call, although we reserve the right to discontinue that availability at any time.

Certain statements contained in this Item 7.01 of this Form 8-K may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to, statements regarding our belief that the acquisition of Lemon represents a unique opportunity for us to harness the technology and highly talented team at Lemon to move deeper into mobile; our belief that mobile is one of the strongest secular drivers in consumer technology, and building leadership in the mobile area is one of our top strategic priorities; our belief that the acquisition will allow us to significantly accelerate our product roadmap, add additional functionality and data to our platform, expand our market opportunity, better serve our members, and develop a more meaningful relationship with a broad set of consumers; our belief that this is a natural evolution for us and reflects the universal growth in both mobile usage and mobile commerce, allowing us to capitalize on our trusted relationship with consumers by providing the convenience of a mobile wallet and associated services on top of that platform; our expectation that this acquisition will increase our engagement with consumers in demographics that we have a small presence in today – namely mobile centric and younger users, which is a continuation of our efforts to reach new consumers; our expectation that this acquisition will allow us to collect new data on credit and debit card transactions, increasing the value of our entire data ecosystem and what that brings to both consumers and enterprises; our belief that by combining the talents of the Lemon team with our core development team, we will work together to further advance our combined products and leverage this platform for new offerings in the future; our expectation that we will put a good deal of emphasis around our marketing efforts in the mobile space going forward to take advantage of this new application and channel; our belief that the people and technology we have gained through this acquisition will provide a springboard to take our mobile efforts to the next level and allow us to expand our user base, our product footprint, and our product differentiation; our expectation of the financial impact from the acquisition of an insignificant contribution to revenue for the remainder of the fourth quarter; our plan to change Lemon’s go-to-market model going forward; our goal to use the mobile application as the driver of a new member acquisition channel for our identity theft protection services; our expectation of a net impact to adjusted EBITDA for the fourth quarter of negative $1.0 million to negative $1.5 million; our expectation that we will recognize non-recurring deal related expenses of approximately $1.0 million in the fourth quarter, and we will begin to recognize on-going charges related to the amortization of intangibles associated with the acquisition; our expectation for 2014 as a whole of an incremental contribution of between $2.0 million to $3.0 million to our consumer revenue, along with a net negative impact to adjusted EBITDA of $8.0 million to $10.0 million; our expectation that we will be adding costs associated with the Lemon team, along with increased investment associated with ramping up our marketing spend around member acquisition in the mobile channel; our expectation that the lifetime value of members gained through this channel will be similar to our overall business; our belief that we are adding a meaningful extension of our business into the mobile area that we expect to increasingly monetize over time; and our belief that we will gain other benefits in terms of new data for our ecosystem and a platform for additional services. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the year ended December 31, 2012 and our Form 10-Q Reports for the quarters ended June 30, 2013 and September 30, 2013.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K no later than 71 days from the date this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K no later than 71 days from the date this Form 8-K was required to be filed.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

2.1

Agreement and Plan of Merger, dated as of December 11, 2013, by and among LifeLock, Inc., Lavender Acquisition Corporation, Lemon, Inc., and Shareholder Representative Services LLC, as the Securityholder Representative

99.1	Press Release, dated December 12, 2013, entitled “Leading Identity Theft Protection Company LifeLock Acquires Mobile Wallet Innovator Lemon, Inc.”

99.2	Script of the conference call and webcast conducted on December 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

Date: December 12, 2013	By:	/s/ Clarissa Cerda
Clarissa Cerda
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

2.1

Agreement and Plan of Merger, dated as of December 11, 2013, by and among LifeLock, Inc., Lavender Acquisition Corporation, Lemon, Inc., and Shareholder Representative Services LLC, as the Securityholder Representative

99.1	Press Release, dated December 12, 2013, entitled “Leading Identity Theft Protection Company LifeLock Acquires Mobile Wallet Innovator Lemon, Inc.”

99.2	Script of the conference call and webcast conducted on December 12, 2013